Exhibit 10.1

IPC ALTERNATIVE REAL ESTATE Operating Partnership, LP

Dealer Manager Agreement

February 13, 2024

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Ladies and Gentlemen:

IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), intends to acquire all of the ownership interests (“Interests”) in Self-Storage Portfolio V DST (the “Trust”) from investors in such Trust (the “Investors”) for consideration described in the disclosure materials dated February 13, 2024 and provided to each of the Investors (as used herein, as may be amended or supplemented from time to time, the “Offering Memorandum”). The transaction described in the preceding sentence is referred to herein as the “Transaction”. In connection with the Transaction, the Operating Partnership is offering to the Investors pursuant to the terms and conditions described in the Offering Memorandum (the “Offering”), the opportunity to elect to receive consideration in the form of partnership units in the Operating Partnership, including Class T partnership units, Class S partnership units, Class D partnership units and Class I partnership units (respectively, the “Class T Units,” the “Class S Units,” the “Class D Units” and the “Class I Units” and collectively, the “Units”).

The Offering is and shall be comprised of a maximum amount of Units set forth in the Offering Memorandum that will be issued and sold as consideration for and in exchange of a number of Interests per Unit that will be set forth in a pricing supplement to the Offering Memorandum.

Each Investor electing Units will be required to: (a) complete and execute a Consideration Election Form; (b) complete and execute an Investor Questionnaire; (c) complete and execute a Consent and Disclosure for Electronic Delivery of Form 1065 Schedule K-1; (d) enter into a Tax Protection Agreement; (e) enter into an Interest Contribution Agreement; and (f) complete a Required Tax Basis Information memorandum, each substantially in the form attached as an exhibit to the Offering Memorandum (collectively, the “Subscription Documents”), and will, upon acceptance of the subscriptions by the Operating Partnership, become a limited partner of the Operating Partnership (individually, a “Limited Partner” and collectively, the “Limited Partners”).

The Units are to be offered and sold to the Investors as described in the Offering Memorandum. Except as otherwise agreed by the Operating Partnership and the Dealer Manager, Units sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and (a) the broker-dealers (each, a “Selected Dealer”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement acceptable to the Operating

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Partnership related to the distribution of Units (each, a “Selected Dealer Agreement”); (b) certain registered investment advisors (each a “Selected RIA” and together with the Selected Dealers, the “Offering Participants”) with whom the Dealer Manager has entered into or will enter into a selected registered investment advisor agreement acceptable to the Operating Partnership (each, a “Selected RIA Agreement” and, together with the Selected Dealer Agreements, the “Offering Participant Agreements”). Units are to be sold as consideration for and in exchange of a number of Interests per Unit calculated as described in the Offering Memorandum).

Upon the terms and conditions contained in this Dealer Manager Agreement (the “Agreement”), the Operating Partnership hereby appoints Inland Securities Corporation, a Delaware corporation, to act as the exclusive dealer manager (the “Dealer Manager”) for the Offering and the Dealer Manager hereby accepts the engagement. IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”), and the general partner of the Operating Partnership, has also entered into this Agreement in connection with its obligations set forth in Section 4(a).

In consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1. Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to the Dealer Manager and each Offering Participant participating in the Offering that:

(a) No Registration of the Units. The Units are not required to be, and have not and will not be, registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), in connection with the Offering. No Offering Memorandum relating to the Units is required to be, has been or will be filed under the securities laws of any state. The Units will be offered and sold in reliance upon applicable exemptions from registration under the laws, regulations and policy statements of the United States and the applicable states, specifically relying on the safe harbor under Rule 506(b) of Regulation D, as promulgated under the Securities Act. In particular, the Operating Partnership has not engaged in any activity that would constitute a general solicitation or general advertising in connection with the offer or sale of the Units.

(b) Compliance with the Securities Act. At all times during the Offering, the Offering Memorandum will not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided that the Operating Partnership makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Operating Partnership in writing by or on behalf of the Dealer Manager expressly for use in the Offering Memorandum, including any amendment or supplement thereto.

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(c) No Subsequent Material Events. Subsequent to the date as of which information is given in the Offering Memorandum and prior to the termination date of the Offering, except as contemplated in the Offering Memorandum, including any supplement or amendment thereto, there has not been and will not be any material adverse change in the financial position or results of operations of the Operating Partnership, and the Operating Partnership has not and will not have:

(i) incurred any material liabilities or obligations; or

(ii) entered into any material transaction not in the ordinary course of business.

(d) Status. The Operating Partnership is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act and is in good standing with all requisite power and authority to carry out its business.

(e) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Operating Partnership and constitutes the valid and binding agreement of the Operating Partnership, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights and remedies generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(f) Non-contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 24, 2023 (as may be amended or restated, the “Partnership Agreement”); (ii) any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Operating Partnership is a party or by which the Operating Partnership, any subsidiary or any of their respective properties is bound; (iii) any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Operating Partnership, any subsidiary or any of their respective properties, except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, an Operating Partnership MAE (as defined below); and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein.

As used in this Agreement, “Operating Partnership MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the

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Operating Partnership and its subsidiaries considered as a whole, or (B) the ability of the Operating Partnership to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

(g) Pending Actions. There are no actions, suits or proceedings against, or investigations of, the Operating Partnership or any of its subsidiaries pending or, to the knowledge of the Operating Partnership, threatened, before any court, arbitrator, administrative agency or other tribunal:

(i) challenging the validity of this Agreement;

(ii) seeking to prevent the issuance of the Units or the consummation of any of the transactions contemplated by this Agreement;

(iii) that would reasonably be expected to materially and adversely affect the performance by the Operating Partnership of its obligations under, or the validity or enforceability of, this Agreement or the Units; or

(iv) that would reasonably be expected to result in an Operating Partnership MAE.

The Operating Partnership shall provide prompt notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the date of the Agreement.

(h) Authorization of Units. The Units have been duly authorized and, when issued as contemplated by the Offering Memorandum and upon issuance to the Investors, will be validly issued, fully paid and nonassessable and will conform in all material aspects to the description thereof contained in the Offering Memorandum.

(i) No “Bad Actors.” Neither the Operating Partnership nor: (i) any director of the Operating Partnership, executive officer of the Operating Partnership, other officer of the Operating Partnership participating in the Offering or any manager of the Operating Partnership; (ii) any beneficial owner of 20.0% or more of the Units as of the effective date of this Agreement; or (iii) or any promoter connected to the Operating Partnership in any capacity in connection with the Offering, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (each, a “Disqualification Event”), except for a Disqualification Event: (A) contemplated by Rule 506(d)(2) of the Securities Act and (B) a reasonably detailed description of which has been furnished to the Dealer Manager in writing.

2. Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents and warrants to the Operating Partnership as follows:

(a) Corporation Status. The Dealer Manager is a Delaware corporation duly formed and validly existing under the General Corporation Law of the State of Delaware

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with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) Broker-Dealer. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement. Each employee and representative of the Dealer Manager have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(c) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Dealer Manager and constitutes the valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affects creditors’ rights or remedies generally or by equitable principles relating to the availability of remedies and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(d) Non-contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under:

(i) the Dealer Manager’s charter, bylaws or other organizational documents, as the case may be;

(ii) any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Dealer Manager is a party or by which the Dealer Manager is bound;

(iii) a rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Dealer Manager except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Dealer Manager MAE (as defined below); and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein by the Dealer Manager except as have been obtained under the Securities Act, from FINRA or as may be required under the applicable “blue sky” or other state securities laws in connection with the offer and sale of the Units or under the laws of states in which the Dealer Manager may be required to qualify to transact business.

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As used in this Agreement, “Dealer Manager MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the Dealer Manager or (B) the ability of the Dealer Manager to perform its obligations under this Agreement or the validity or enforceability of this Agreement against the Dealer Manager.

(e) No “Bad Actors.” Neither the Dealer Manager nor: (i) any registered representatives acting on behalf of the Dealer Manager in selling Units in this Offering; or (ii) any director of the Dealer Manager, executive officer of the Dealer Manager or other officer of the Dealer Manager participating in the Offering, is subject to a Disqualification Event, except for a Disqualification Event: (A) contemplated by Rule 506(d)(2) of the Securities Act and (B) a reasonably detailed description of which has been furnished to the Operating Partnership in writing.

(f) No General Solicitation or General Advertising. The Dealer Manager has not engaged in any activity in connection with the Transaction that would constitute a general solicitation or general advertising in connection with the offer or sale of the Units.

3. Offering and Sale of the Units. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Operating Partnership hereby appoints the Dealer Manager as its exclusive dealer manager to offer, and to cause Offering Participants to offer the Units to the Investors on the terms and conditions set forth in the Offering Memorandum and in the Subscription Documents. The Dealer Manager hereby agrees to act as dealer manager during the period commencing with the effective date of this Agreement and ending on the date this Agreement is terminated. Nothing contained in this Section 3 shall be construed to impose upon the Operating Partnership the responsibility of assuring that Investors meet the suitability standards contained in the Offering Memorandum or to relieve the Dealer Manager or any Offering Participant of the responsibility of complying with any rules promulgated by FINRA or, if applicable, the laws of any foreign jurisdiction.

(a) Offering Participants. The Units shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, any other Offering Participants with whom the Dealer Manager has entered into an Offering Participant Agreement. Any Selected Dealer with whom the Dealer Manager has entered into a Selected Dealer Agreement shall be a member of FINRA. Prior to the date on which any Selected Dealer or Selected RIA may offer or sell any Units, the Dealer Manager shall, as applicable, execute (i) a Selected Dealer Agreement with such Selected Dealer substantially in a form agreed to by the Dealer Manager and the Operating Partnership or (ii) a Selected RIA Agreement with such Selected RIA substantially in a form agreed by the Dealer Manager and the Operating Partnership, respectively.

(b) Subscription Documents and Subscriber Funds. The Dealer Manager will require in each Offering Participant Agreement that such Offering Participant comply with

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the procedures set forth therein, including the procedures regarding the electronic execution and submission of any Subscription Documents. Subscription Documents will be transmitted by the Dealer Manager to the Operating Partnership or its agent as set forth in the Subscription Documents or as otherwise directed by the Operating Partnership, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Documents not conforming to the instructions set forth in the applicable Offering Participant Agreement, the Dealer Manager shall return such Subscription Documents directly to such Investor not later than the end of the next business day following its receipt.

(c) Sales Literature. In addition to and apart from the Offering Memorandum, the Dealer Manager may use supplemental sales literature that has been previously approved in writing by the Operating Partnership, in connection with the Transaction. This “sales literature” may include a brochure describing the objectives and strategy of the Operating Partnership and may also contain pictures and summary descriptions of the Operating Partnership’s properties, as well as audiovisual materials, Internet website and tape presentations highlighting and explaining various features of the Offering or the Transaction, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate.

4. Dealer Manager Compensation.

(a) Distribution Fees.

(i) Distribution Fee. The Dealer Manager will receive distribution fees (the “Distribution Fees”) as follows:

(A) The Operating Partnership will pay to the Dealer Manager (a) a Distribution Fee with respect to outstanding Class T Units sold pursuant to this Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate net asset value (“NAV”) (as determined in accordance with the valuation guidelines of the REIT) of such outstanding Class T Units, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T Units; provided, however, with respect to Class T Units sold through certain Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such Units; (b) a Distribution Fee with respect to outstanding Class S Units sold pursuant to this Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S Units; and (c) a Distribution Fee with respect to outstanding Class D Units sold pursuant to this Agreement that is paid monthly in an amount equal

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to 0.25% per annum of the aggregate NAV of such outstanding Class D Units. The Operating Partnership will not pay a Distribution Fee with respect to Class I Units.

(B) If, subsequently, the Operating Partnership delivers Class T shares of REIT common stock (“REIT Shares”) in exchange for Class T Units sold pursuant to this Agreement (“Resulting Class T Shares”), Class S REIT Shares in exchange for Class S Units sold pursuant to this Agreement (“Resulting Class S Shares”), or Class D REIT Shares in exchange for Class D Units sold pursuant to this Agreement (“Resulting Class D Shares”), in each case pursuant to the terms of the limited partnership agreement of the Operating Partnership, as it may be amended from time to time (the “Partnership Agreement”), the REIT will pay to the Dealer Manager (a) a Distribution Fee with respect to outstanding Resulting Class T Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with the valuation guidelines of the REIT) of such outstanding Resulting Class T Shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Resulting Class T Shares; provided, however, with respect to Resulting Class T Shares for which the prior Units were sold through certain Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such REIT Shares; (b) a Distribution Fee with respect to outstanding Resulting Class S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Resulting Class S Shares; and (c) a Distribution Fee with respect to outstanding Resulting Class D Shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Resulting Class D Shares. The Operating Partnership will not pay a Distribution Fee with respect to Class I Shares.

(C) The Operating Partnership or REIT, as applicable, will pay the Distribution Fees to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all or a portion of the Distribution Fee to (a) any Selected Dealers who sold the Units giving rise to a portion of such Distribution Fee to the extent the Selected Dealer Agreement with such Selected Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance or (b) the broker-dealers of record/custodian servicing a Limited Partners’ or REIT stockholder’s account with Units or REIT Shares (each, a “Servicing Dealer”) giving rise to a portion of such Distribution Fee to the extent such Servicing Dealer has entered into a Selected

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Dealer Agreement or similar agreement with the Dealer Manager (a “Servicing Dealer Agreement”) providing for the reallowance of such Distribution Fees; provided, however, that upon the date when the Dealer Manager is notified that a Selected Dealer or Servicing Dealer is no longer the broker-dealer of record with respect to such Units or REIT Shares or that the Selected Dealer or Servicing Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement or Servicing Dealer Agreement, as applicable, for the receipt of the Distribution Fee, then such party’s entitlement to the Distribution Fee related to such Units or REIT Shares, as applicable, shall cease, and the Selected Dealer or Servicing Dealer shall not receive the Distribution Fee for any portion of the month in which such party is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Units or REIT Shares, as applicable, made in connection with a change in the registration of record for the Units or REIT Shares on the Operating Partnership’s or REIT’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Selected Dealer or Servicing Dealer shall be entitled to a pro rata portion of the Distribution Fees related to the Units or REIT Shares, as applicable, for the portion of the month for which the Selected Dealer or Servicing Dealer was the broker-dealer or custodian of record. Thereafter, such Distribution Fees may be reallowed to a designated broker-dealer of record/custodian for such Units or REIT Shares (who shall be considered a Servicing Dealer), to the extent such Servicing Dealer has entered into a Servicing Dealer Agreement providing for the reallowance of such Distribution Fees.

The Dealer Manager may also allow some or all of the Distribution Fees to one or more other broker-dealers who provide services with respect to the Units or REIT Shares (each of which shall be considered an additional Servicing Dealer) pursuant to a Servicing Dealer Agreement between each broker-dealer and the Dealer Manager. For the avoidance of doubt, the Dealer Manager will waive the Distribution Fee to the extent the Selected Dealer or Servicing Dealer is not eligible to receive the Distribution Fee with respect to the applicable Units or REIT Shares.

(ii) Distribution Fee Limit. The Dealer Manager shall cease receiving the Distribution Fee with respect to any Class T, Class S or Class D Unit held in a Limited Partner’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total Distribution Fees paid with respect to the Units held by such Limited Partner within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in any applicable agreement between the Dealer

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Manager and the Offering Participant who sold such Units at the time such Units were issued) of the “Agreed Contribution Value of the Units,” as defined and set forth in the Interest Contribution Agreement executed by the Investor, as “Contributor,” and the Operating Partnership. At the end of such month, pursuant to the terms of the Partnership Agreement, each such Class T Unit, Class S Unit and Class D Unit shall automatically and without any action on the part of the holder thereof convert into a number of Class I Units (including any fractional Units), each with an equivalent aggregate NAV as such Unit. In addition, the Dealer Manager will cease receiving the Distribution Fee on Class T Units, Class S Units and Class D Units upon the earlier to occur of the following, all of which will cause Class T Units, Class S Units and Class D Units to convert to Class I Units pursuant to the Partnership Agreement: (i) a listing of Class I REIT Shares, or (ii) the merger or consolidation of the REIT with or into another entity in which the REIT is not the surviving entity, or the sale or other disposition of all or substantially all of the REIT’s assets.

The foregoing limitations on Distribution Fees shall continue to apply if any Units are exchanged for REIT Shares pursuant to the Partnership Agreement. For purposes of determining when any Resulting Class T Shares, Resulting Class S Shares or Resulting Class D Shares will convert into Class I REIT Shares pursuant to the charter of the REIT, as amended from time to time (the “REIT Charter”), based on underwriting compensation paid with respect to such shares reaching a fee limit, the REIT will apply the test set forth in the Partnership Agreement and the limit referenced in the paragraph above, counting all applicable Distribution Fees paid with respect to the original Units and all Distribution Fees paid with respect to any such REIT Shares. Following the conversion of any shares of REIT Shares into Class I REIT Shares pursuant to this interpretation of the conversion provisions of the REIT Charter, no Distribution Fees shall be paid with respect to such REIT Shares.

(iii) Reallowance to the Offering Participants. The terms of any reallowance of Distribution Fees shall be set forth in the Offering Participant Agreement or Servicing Agreement entered into with the Offering Participants and Servicing Dealers, as applicable. The Dealer Manager has no obligation to reallow any such funds until after the Dealer Manager has received the Distribution Fees from the Operating Partnership. The Operating Partnership will not be liable or responsible to any Offering Participant or Servicing Dealer for any direct payment or reallowance of Distribution Fees to such Offering Participant or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for any reallowance of Distribution Fees to Offering Participants and Servicing Dealers, as applicable. Notwithstanding the foregoing, at the discretion of the Operating Partnership, the Operating Partnership may act as agent of the Dealer Manager by making direct payment of Distribution Fees to Offering

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Participants or Servicing Dealers on behalf of the Dealer Manager without incurring any liability.

(b) Right to Reject Orders or Cancel Sales

(i) All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Operating Partnership. Accordingly, the Operating Partnership agrees and assumes, or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Offering Participants, all orders for purchase of Units accepted by the Operating Partnership.

(ii) The Operating Partnership reserves the right to reject any order. Orders not accompanied by a Subscription Documents may be rejected. Issuance of the Units will be made only after acceptance of the subscription from the Operating Partnership.

(iii) No Distribution Fees shall be payable on any subscription rejected by the Operating Partnership. The Operating Partnership may reject a subscription for any reason or for no reason.

5. Covenants of the Operating Partnership. The Operating Partnership covenants and agrees with the Dealer Manager that:

(a) Offering Memorandum. The Operating Partnership will furnish the Dealer Manager copies of the Offering Memorandum, including all amendments and supplements thereto, and any other information with respect to the Operating Partnership as the Dealer Manager may from time to time reasonably request, in each case as soon as available and in such quantities as the Dealer Manager may reasonably request.

(b) Amendments and Supplements. If, at any time during the period of distribution of the Units, any event shall have occurred to the knowledge of the Operating Partnership as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to an Investor, or if it is necessary at any time to amend the Offering Memorandum or supplement the Offering Memorandum relating to the Units, the Operating Partnership will promptly notify the Dealer Manager and will prepare and distribute an amendment or supplement to the Offering Memorandum.

(c) Qualification to Transact Business. The Operating Partnership will take all reasonable steps necessary to ensure that it will be validly existing as a Delaware limited partnership at all times and that each will be qualified to do business in all jurisdictions in which the conduct of its business requires qualification and where qualification is required under applicable law.

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(d) Authority to Perform Agreements. The Operating Partnership shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it to perform their respective obligations under this Agreement and under its Partnership Agreement or other organizational documents (as each may be amended from time to time) and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Offering Memorandum.

(e) Sales Literature. The Operating Partnership will furnish to the Dealer Manager as promptly as shall be practicable upon request, sales literature and other materials that have been approved in advance in writing by the Operating Partnership.

(f) Exemption from Registration and Qualification. The Operating Partnership will use its best efforts to maintain the exempt status of the Units and will promptly advise the Dealer Manager in the event that any jurisdiction deems that the Units are not exempt from registration and qualification in any jurisdiction, or in the event of the institution of any proceedings related to the status of the Units.

6. Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Operating Partnership that the Dealer Manager shall:

(a) Sale of Units. The offer and sale of the Units shall be made solely in a manner necessary to permit the Operating Partnership to rely upon the exemption from the registration requirements of Section 5 of the Securities Act and the corresponding Rules and Regulations (specifically, the safe harbor under Rule 506(b) of Regulation D, as promulgated under the Securities Act), and the exemptions from registration established by the applicable “blue sky” or other state securities laws.

(b) No General Solicitation. In connection with the Offering, the Dealer Manager agrees that the offer and sale of the Units shall be made only to the Investors and that it shall not engage in any activities that would constitute a general advertisement or solicitation under the Securities Act and the corresponding Rules and Regulations, the Securities Exchange Act of 1934, as amended, applicable state securities laws, or the published rules, regulations and interpretations of the Commission and Commission staff thereunder, including without limitation (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; (ii) any seminar or meeting whose attendees had been invited as a result of, or subsequent to any of the foregoing, or (iii) any form of “prospecting” or “cold calling” of potential investors or their professional advisors to solicit offers or sales of Units. For the avoidance of doubt, the Dealer Manager’s engagement in any forms of general advertisement or solicitation in soliciting persons to acquire the Units shall not be authorized and shall be a material breach of this Agreement.

(c) Sales Literature. The Dealer Manager shall use and distribute in conjunction with the Offering only the Offering Memorandum and sales literature approved by the

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Operating Partnership. The Dealer Manager shall not (and shall require that Offering Participants do not) show or give to any Investor or reproduce any material or writing that is marked “Institutional Use Only” or otherwise bears a legend denoting that it is not to be used in connection with the sale of Units to any Investor; or show or give to any Investor in a particular jurisdiction any material or writing if the material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in the applicable jurisdiction.

(d) No Additional Information. In offering the Units, the Dealer Manager shall not give or provide any information or make any representation other than those contained in the Offering Memorandum or any sales literature approved by the Operating Partnership.

(e) Jurisdictions. The Dealer Manager shall solicit purchases of the Units for the account of the Operating Partnership only in those jurisdictions in which the Dealer Manager is legally qualified to so act.

(f) Subscription Documents. Subscriptions will be submitted by the Dealer Manager to the Operating Partnership only on the Subscription Documents. The Dealer Manager understands and acknowledges that the Subscription Documents must be validly executed and delivered by the Investor in accordance with the procedures set forth in the applicable Offering Participant Agreement, including the procedures regarding electronic submission.

(g) Suitability. In offering the Units to any Investor, the Dealer Manager shall have reasonable grounds to believe that: (i) the Investor meets the “accredited investor” standards that are set forth in the Rules and Regulations and the Purchase Agreement; (ii) the information contained in the Subscription Documents is true and correct in all material respects; and (iii) each Investor will be acquiring the Units for its own account and not for the account of others. In determining the financial qualifications and suitability of any Investor, the Dealer Manager and Offering Participants may rely on (A) representations from investment advisers who are not affiliated with an Offering Participant, and banks acting as trustees or fiduciaries, and (B) information they have obtained from an Investor, including information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Offering Participant, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Offering Participant shall agree not to, execute any transaction in a discretionary account without prior written approval of the transaction by the Investor.

The Dealer Manager shall maintain (and shall require that each Offering Participant maintain), for at least six years, or for a period of time not less than that required to comply with all applicable federal, state or other regulatory requirements, whichever is later, records of the information obtained from each Investor and used to determine that each Investor met the suitability standards imposed on the offer and sale of the Units and a representation from each Investor that the Investor is

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investing for the Investor’s own account or, in lieu of such representation, information indicating that the Investor for whose account the investment was made satisfied the suitability standards.

(h) Offering Participant Agreements. Each Offering Participant engaged by the Dealer Manager must execute and deliver a Selected Dealer Agreement or Selected RIA Agreement, as applicable.

(g) Electronic Delivery and Execution. Comply with all applicable requirements of the Commission, the blue sky laws and regulations and FINRA and any other laws or regulations related to the electronic delivery and execution of documents to the extent it distributes the Offering Memorandum or the Subscription Documents electronically to any person or permits electronic signatures, as applicable.

(h) Due Diligence. Prior to offering the Units, the Dealer Manager shall have reasonable grounds to believe, based on information made available to the Dealer Manager by the Operating Partnership, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Units. Prior to the sale of the Units, the Dealer Manager shall inform the prospective purchaser of all pertinent facts relating to the limited liquidity and marketability of the Units.

7. Privacy Act.

(a) The Operating Partnership and the Dealer Manager shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act. As used in this Agreement, “customer information” is defined as any information contained on an Investor’s application and includes all nonpublic personal information about an Investor shared by the Operating Partnership and the Dealer Manager.

(b) Subject to the provisions of the Gramm-Leach-Bliley Act, the Operating Partnership and the Dealer Manager shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control. In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

8. Anti-Money Laundering. The Operating Partnership and the Dealer Manager shall comply with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001 (the “Patriot Act”), Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. In accordance with these applicable laws and regulations, the Operating Partnership and the Dealer Manager shall take reasonable efforts to verify the identity of Investors, maintain Investor records, and check the names of Investors against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and

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Blocked Persons. Further, the Operating Partnership and the Dealer Manager shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. All parties will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. The Operating Partnership and the Dealer Manager reserve the right to reject account applications from Investors who fail to provide necessary account information or who intentionally provide misleading information.

9. Conditions of Obligations. The Dealer Manager’s obligations hereunder shall be subject to the accuracy of the Operating Partnership’s representations and warranties contained in Section 1 hereof, to the performance by the Operating Partnership of its covenants, agreements and obligations contained in Section 4, Section 5, Section 7 and Section 8 hereof.

10. Indemnification.

(a) Subject to the limitations set forth in this Section 10, the Operating Partnership shall indemnify and hold harmless the Dealer Manager, each Offering Participant and each person, if any, who controls the Dealer Manager or any Offering Participant within the meaning of the Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or any sales literature or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Operating Partnership shall not be required to provide indemnity or hold the Dealer Manager, any Offering Participant or any of their affiliates harmless for any loss, liability, claim, damage or expense suffered by the Dealer Manager, any Offering Participant, any of their affiliates or the Operating Partnership unless:

(i) the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Operating Partnership;

(ii) the party seeking indemnification was acting on behalf of or performing services on behalf of the Operating Partnership;

(iii) the loss, liability, claim, damage or expense was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and

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(iv) any loss, liability, claim, damage or expense is recoverable only out of the net assets of the Operating Partnership and not from the personal assets of its Limited Partners.

(b) In no case shall the Operating Partnership be liable under Section 10(a) hereof with respect to any loss, liability, claim, damage or expense suffered by a person seeking to be an Indemnified Party unless the Operating Partnership shall have been notified in writing by the party seeking indemnity (in the manner provided in Section 14 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the Operating Partnership shall not relieve the Operating Partnership from any liability unless the failure to notify materially prejudices the Operating Partnership’s defense of the claim. The Operating Partnership shall be entitled to participate, at the Operating Partnership’s own expense, in the defense of, or if the Operating Partnership so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by the Operating Partnership and reasonably acceptable to the person seeking to be an Indemnified Party the defense of, any claim or suit for which the person seeking to be an Indemnified Party seeks indemnification hereunder.

If the Operating Partnership elects to assume the defense of any such suit and retains counsel, the Operating Partnership shall not be liable under this Section 10 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless:

(i) the employment of counsel has been authorized by the Operating Partnership;

(ii) the Operating Partnership shall not in fact have employed counsel to assume the defense of the action in which events, fees and expenses shall be borne by the Operating Partnership; or

(iii) the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the Operating Partnership.

(c) The Operating Partnership may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Operating Partnership;

(ii) the legal action is initiated by a third party who is not a Limited Partner and a court of competent jurisdiction specifically approves advancement; and

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(iii) the Indemnified Party receiving the advances undertakes to repay the advanced funds to the Operating Partnership, together with the applicable legal rate of interest thereon, if indemnity is later found not to be proper.

Notwithstanding the foregoing provisions of this Section 10, the Operating Partnership will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by or on behalf of the Dealer Manager or any Offering Participant for use in the Offering Memorandum (or any amendment thereof) or the Offering Memorandum (or any supplement thereto); provided further, that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Offering Memorandum but eliminated or remedied in any amendment or supplement thereto, the Operating Partnership shall have no obligation to provide indemnity to the Dealer Manager or any Offering Participant if a copy of the Offering Memorandum as so amended or supplemented was not sent or given by the Dealer Manager or the Offering Participant to the ultimate purchaser of Units at or prior to the time the subscription was accepted by the Operating Partnership; but only if a copy of the Offering Memorandum (as so amended or supplemented) had been supplied by the Operating Partnership to the Dealer Manager or any Offering Participant prior to acceptance. The Operating Partnership’s obligations hereunder shall be in addition to any other obligations the Operating Partnership may have under applicable law.

(d) The Operating Partnership’s obligations under this Section 10 are further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to the Dealer Manager or the Offering Participant;

(ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or

(iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of any state securities regulatory authority in which securities of the Operating Partnership were offered and sold respecting the availability or propriety of indemnification for securities law violations.

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(e) The Dealer Manager agrees to indemnify and hold harmless the Operating Partnership, and each person, if any, who controls the Operating Partnership within the meaning of the Securities Act:

(i) to the same extent as in the foregoing indemnity from the Operating Partnership to the Dealer Manager and each Offering Participant, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to the Dealer Manager or any Offering Participant furnished in writing by the Dealer Manager or the Offering Participant or on the Dealer Manager’s or Offering Participant’s behalf for use in the Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto; and

(ii) for any violation by the Dealer Manager or any Offering Participant of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that the violation is not committed in reliance on any violation by the Operating Partnership of any law, rule, regulation or instruction.

(f) The Dealer Manager further agrees to indemnify and hold harmless the Operating Partnership and any controlling person of the Operating Partnership against any losses, liabilities, claims, damages or expenses to which the Operating Partnership or any controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as the losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of (i) a material violation by the Dealer Manager of the terms of this Agreement or of applicable law; (ii) a material violation by an Offering Participant of the terms of its Offering Participant Agreement or of applicable law; (iii) a sale of the Units through the efforts of the Dealer Manager (with respect to sales effected without the assistance of an Offering Participant) or an Offering Participant (with respect to sales effected by such Offering Participant) that is effected other than in accordance with the terms hereof (a “Non-Permitted Sale”), and will reimburse the Operating Partnership or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. For clarity, the obligations of the Dealer Manager hereunder shall be in addition to any other obligations the Dealer Manager may have under applicable law.

(g) The notice provisions contained in Section 10(b) hereof, relating to notice to the Operating Partnership, shall be equally applicable to the Dealer Manager if the Operating Partnership or any controlling person of the Operating Partnership seeks indemnification pursuant to Section 10(e) or Section 10(f) hereunder. In addition, the Dealer Manager may participate in the defense, or assume the defense, of any such suit so sought under Section 10(e) or (f) hereof and have the same rights and privileges as the Operating Partnership enjoys with respect to suits under Sections 10(a) and 10(b) hereof.

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(h) The Dealer Manager will cause each Offering Participant to severally agree to indemnify and hold harmless the Operating Partnership, the Dealer Manager and each person, if any, who controls the Operating Partnership and the Dealer Manager within the meaning of the Securities Act from and against any losses, liabilities, claims, damages and expenses (or actions, proceedings or investigations in respect thereof) to which the Operating Partnership, the Dealer Manager and each person, if any, who controls the Operating Partnership and the Dealer Manager within the meaning of the Securities Act may become subject, under the Securities Act or otherwise, as more fully described in the Offering Participant Agreement.

11. Contribution.

(a) If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, the Dealer Manager and the Offering Participant, respectively, from the aggregate “Agreed Contribution Value of the Units,” as defined and set forth in the Interest Contribution Agreement executed by each Investor, as “Contributor,” and the Operating Partnership (in the aggregate, the “Aggregate Contribution Value”) pursuant to this Agreement and the relevant Offering Participant Agreement; or

(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, the Dealer Manager and the Offering Participant, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Operating Partnership, the Dealer Manager and each Offering Participant, respectively, in connection with the Aggregate Contribution Value pursuant to this Agreement and the relevant Offering Participant Agreement shall be deemed to be in the same respective proportion as the Aggregate Contribution Value pursuant to this Agreement and the relevant Offering Participant Agreement (before deducting expenses), received by the Operating Partnership, and the total Distribution Fees and other compensation retained by the Dealer Manager and the Offering Participant, respectively, in each case, bear to the Aggregate Contribution Value.

(c) The relative fault of the Operating Partnership, the Dealer Manager and the Offering Participant, respectively, shall be determined by reference to, among other

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things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Operating Partnership, by the Dealer Manager or by the Offering Participant, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Operating Partnership, the Dealer Manager and the Offering Participant (by virtue of entering into the Offering Participant Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 11, the Dealer Manager and the Offering Participant shall not be required to contribute any amount by which the Aggregate Contribution Value exceeds the amount of any damages which the Dealer Manager and Offering Participant have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) For the purposes of this Section 11, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and the officers, directors, employees, members, partners, agents and representatives of the Operating Partnership, and each person, if any, who controls the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the Operating Partnership. The Offering Participants’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Units sold by each Offering Participant and not joint.

12. Termination of this Agreement.

(a) This Agreement may be terminated:

(i) by either party upon thirty (30) days’ calendar written notice to the other party;

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(ii) by the Dealer Manager if the Operating Partnership shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Operating Partnership herein contained shall not have been materially complied with or satisfied within the times specified;

(iii) by the Dealer Manager upon the occurrence of an Operating Partnership MAE; and

(iv) by the Operating Partnership upon the occurrence of a Dealer Manager MAE.

(b) Upon the termination of this Agreement for any reason, the Dealer Manager shall:

(i) promptly forward any and all funds, if any, in its possession which were received from Investors for the sale of Units for deposit to the Operating Partnership;

(ii) to the extent not previously provided to the Operating Partnership, provide a list of all Investors who have subscribed for or purchased Units and all Offering Participants with whom the Dealer Manager has entered into an Offering Participant Agreement;

(iii) notify Offering Participants of the termination; and

(iv) promptly deliver to the Operating Partnership copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon termination of this Agreement, the Operating Partnership shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled hereunder at such time compensation becomes payable.

13. Survival. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 4, Section 6(f), Section 6(j), Section 7, Section 8, Section 10, Section 11, Section 12(b), this Section 13, and Section 17. Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

14. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by

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commercial messenger, (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery and (iii) when transmitted, if sent by facsimile copy or electronic mail, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Operating Partnership, to:

IPC Alternative Real Estate Operating Partnership, LP

2901 Butterfield Road

Oak Brook, IL 60523

Attention: Keith Lampi

Telephone: (630) 218-8000

Facsimile: (630) 586-6131

E-mail: lampi@inlandprivatecapital.com

with copies to:	DLA Piper LLP (US) 4141 Parklake Avenue Suite 300 Raleigh, NC 27612 Attention: Christopher Stambaugh Email: Christopher.stambaugh@dlapiper.com
If to the Dealer Manager, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attention: Michael Ezzell Facsimile No.: (630) 645-2082 Email: mezzell@inland-securities.com

15. Reference to Inland Securities Corporation. All references herein to the Dealer Manager or Inland Securities Corporation hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

16. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Operating Partnership and the successors and assigns of the Dealer Manager and the Operating Partnership. This Agreement shall inure to the benefit of the Offering Participants to the extent set forth in Sections 10 and 11 hereof. Other than as provided in this Section 16, this Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, shall not include any purchaser of Units as such.

17. Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of law provisions, of the State of Illinois.

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18. Effectiveness of Agreement. This Agreement shall become effective on the Effective Date.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Operating Partnership in accordance with its terms.

IPC Alternative Real Estate Operating Partnership, LP By: IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC., its general partner

By:	/s/ Keith D. Lampi
Name:	Keith D. Lampi
Title:	Chief Executive Officer

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC., with respect to Section 4(a) only

By:	/s/ Keith D. Lampi
Name:	Keith D. Lampi
Title:	Chief Executive Officer

Accepted as of the date

first above written:

Inland Securities Corporation, a Delaware corporation

By:	/s/ Michael T. Ezzell
Name:	Michael T. Ezzell
Title:	Chief Executive Officer and President

DEALER MANAGER AGREEMENT

IPC ALTERNATIVE REAL ESTATE OPERATING PARTNERSHIP, LP